UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

Cencora, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-16671

Delaware	23-3079390
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

1 West First Avenue Conshohocken, PA	19428-1800
(Address of principal executive offices)	(Zip Code)

(610) 727-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	COR	New York Stock Exchange (NYSE)
2.875% Senior Notes 2028	COR28	New York Stock Exchange (NYSE)
3.625% Senior Notes 2032	COR32	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment and Restatement of Multi-Currency Revolving Credit Facility

On July 31, 2026, Cencora, Inc. (the “Company”) and its subsidiary Innomar Strategies Inc. entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) to further amend and restate the Amended and Restated Credit Agreement, dated as of June 4, 2025 and as amended on January 12, 2026, among the Company, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the Company and such subsidiaries previously obtained a multi-currency senior unsecured revolving credit facility (the “Multi-Currency Revolving Credit Facility”).

The Amended and Restated Credit Agreement amends and restates the Multi-Currency Revolving Credit Facility to, among other things, (i) increase the aggregate amount of the commitments thereunder from $5.5 billion to $7.0 billion, (ii) extend the maturity date to July 2031, and (iii) make certain changes to the covenants, representations and warranties and other provisions contained therein.

Interest on borrowings under the Multi-Currency Revolving Credit Facility accrue at specified rates based on the Company’s public debt ratings by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch, Inc., and pursuant to the Amended and Restated Credit Agreement, ranges from 69.5 basis points to 110 basis points over Term SOFR, Term CORRA, EURIBO Rate, and the RFR, as applicable, and 0 basis points to 10 basis points over the alternate base rate and Canadian prime rate, as applicable, in each case, as determined in accordance with the provisions of the Multi-Currency Revolving Credit Facility. The Multi-Currency Revolving Credit Facility contains certain affirmative and negative covenants, including a maximum financial leverage ratio, and certain representations, warranties and events of default (which are, in some cases, subject to certain cure periods, exceptions, thresholds and grace periods).

The foregoing description of the changes made to the Multi-Currency Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Certain of the lenders under the Multi-Currency Revolving Credit Facility and their affiliates have various relationships with the Company and have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to the Company and its affiliates in the ordinary course of business for which they have received and may continue to receive fees and commissions.

Amendment of Receivables Securitization Facility

On July 31, 2026, the Company and certain subsidiaries entered into an Omnibus Amendment (the “Omnibus Amendment”) to (i) amend (the “Receivables Amendment”) the amended and restated receivables purchase agreement dated as of April 29, 2010 among AmeriSource Receivables Financial Corporation (“ARFC”), as seller, AmerisourceBergen Drug Corporation (“ABDC”), as initial servicer, the various Purchaser Groups party thereto, and MUFG Bank, Ltd., as administrator, pursuant to which such subsidiaries previously obtained a receivables securitization facility (the “Receivables Securitization Facility”); and (ii) amend (the “Performance Undertaking Amendment”) the second amended and restated performance undertaking dated as of October 16, 2020 between the Company, as performance guarantor, and ARFC, as recipient.

The Receivables Amendment added a new uncommitted purchaser, decreased the size of the receivables securitization facility from $1.5 billion to $1.0 billion and increased the accordion feature from $500 million to $1.0 billion, giving the Company the option to increase the commitments of the participating banks, subject to their approval, by up to $1.0 billion.

The Performance Undertaking Amendment made certain technical changes to align the Company's financial covenant to the financial covenant set forth in the Company's Amended and Restated Credit Agreement as in effect on July 31, 2026.

The Receivables Securitization Facility is available to provide additional liquidity and funding for the ongoing business needs of the Company and its subsidiaries. Availability under the Receivables Securitization Facility is based on the accounts receivables originated by ABDC and ASD Specialty Healthcare, LLC (“ASD”) from the sale of pharmaceuticals and other related products and services. Pursuant to the Receivables Securitization Facility, ABDC and ASD sell their accounts receivable to ARFC. ARFC may sell interests in the accounts receivables purchased from ABDC and ASD to the various purchaser groups party to the receivables securitization facility, paying program fees on the amount of receivables interests purchased under the facility. The Company serves as the performance guarantor of ASD’s obligations, as originator, and ABDC’s obligations, as originator and servicer, under the Receivables Securitization Facility.

The foregoing description of the Omnibus Amendment, including the Receivables Amendment, does not purport to be complete and is qualified in its entirety by reference to the Omnibus Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of July 31, 2026, among Cencora, Inc., the borrowing subsidiaries party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.
10.2	Omnibus Amendment, dated as of July 31, 2026, constituting (i) the Twenty-Third Amendment to Amended and Restated Receivables Purchase Agreement, among Amerisource Receivables Financial Corporation, as seller, AmerisourceBergen Drug Corporation, as servicer, the Purchaser Agents and Purchasers party thereto, and MUFG Bank, Ltd., as administrator; and (ii) the Second Amendment to Second Amended and Restated Performance Undertaking, made by Cencora, Inc., as performance guarantor, in favor of Amerisource Receivables Financial Corporation, as recipient.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENCORA, INC.

August 5, 2026	By:	/s/ Eva C. Boratto
	Name:	Eva C. Boratto
	Title:	Executive Vice President and Chief Financial Officer